UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT
 Pursuant to section 13 or 15(d) of The Securities Exchange
                         Act of 1934

  Date of Report (Date of earliest event reported): June 7,
                            2012
                     ------------------

               Dynasil Corporation of America
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   (Exact name of registrant as specified in its charter)

   Delaware              22-1734088             000-27503
  -----------            ----------            ----------
(State or other          (IRS Employer      (Commission File
jurisdiction of        Identification No.)          Number)
incorporation)


             44 Hunt Street, Watertown, MA 02472
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          (Address of principal executive offices)

                       (617) 668-6855
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    (Registrant's telephone number, including area code)
                       Not Applicable
       ______________________________________________
    (Former name or former address, if changed since last
                           report)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on February 27, 2012, Dr. Gerald Entine, a former owner of RMD Instruments, LLC and RMD Instruments Corp. (collectively, "RMD"), exercised a put right to require the repurchase of a total of 928,773 shares of Company common stock (the "Shares") held by certain entities affiliated with Dr. Entine (collectively, "Entine") for an aggregate purchase price of $1,857,546, payable on the ninetieth business day from the date of the notice of the exercise of the put. This put right originates from the Company's acquisition of RMD in July 2008 and is set forth in the Asset Purchase Agreement dated July 1, 2008 by and among the Company, RMD Instruments Corp., RMD Instruments, LLC and Gerald Entine 1988 Family Trust and the other parties named therein (the "Put Right"). According to the terms of the Put Right, to the extent that the Company does not pay cash for these shares, it must issue to Entine a promissory note in payment of the remaining purchase price not paid in cash.

The Company determined to pay the entire aggregate purchase price by issuing the Entine entities three separate promissory notes in the aggregate principal amount of $1,857,546 ("Principal") with the terms described below, in accordance with Put Right. The closing of the transaction occurred on June 7, 2012.

Interest on all unpaid Principal shall be due and payable quarterly in arrears, on the Payment Dates (as defined below), commencing on the first such Payment Date after May 29, 2012 and continuing on each Payment Date thereafter and on the date of payment of the promissory notes in full, at a rate equal to ten percent (10%) per annum (computed on the basis of a year of three hundred sixty-five (365) days for the actual number of days elapsed). Payment Dates shall mean May 29, August 29, November 29 and February 28. Principal amortization is as follows: Principal on each promissory note shall be repaid in 11 equal consecutive quarterly installments (each in an amount equal to one-twelfth of the original Principal amount of such promissory note) payable on each Payment Date, commencing on the first such Payment Date after May 29, 2012 and continuing on each Payment Date thereafter, with a final payment due on May 29, 2015 in an amount equal to all then remaining Principal and all interest accrued but unpaid thereon.

The Company shall have the right at any time and from time to time to prepay the promissory notes, in whole or in part, without notice to the respective payee and without penalty or premium and any such partial prepayment shall be applied first to any accrued but unpaid interest and the remainder to Principal in the order of maturity.

Each of the promissory notes is secured by a pledge of the shares repurchased by the respective promissory note.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DYNASIL CORPORATION OF AMERICA

Date: June 8, 2012       By:  /s/ Steven K. Ruggieri
                              Name: Steven K. Ruggieri
                              Title:  President and Chief
                                      Executive Officer